Exhibit 16.1

March 26, 2010

United States Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	China Real Estate Acquisition Corp.

Dear Sirs:

We were previously the principal auditors for China Real Estate Acquisition Corp. (the “Company”). We have read the Company’s statements under Item 4.01(i), (ii) and (iv) of the accompanying Current Report on Form 8-K (Commission File Number 000-53842), dated March 17, 2010. We agree with the statements contained therein concerning our firm.

Yours truly,

/s/ Beijing Trust Certified Public Accountants, Co. Ltd.

Beijing Trust Certified Public Accountants, Co., Ltd.

Beijing, the People’s Republic of China

62#1806 Ocean International Center, Chaoyang District, Beijing, China 100025

Tel: +8610 59648708 59648709 Fax: +8610 59648703

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